UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

October 13, 2008

Date of Report (Date of Earliest Event Reported)

AMERICAN ROCK SALT COMPANY LLC

(Exact Name of Registrant as Specified in Charter)

New York	N/A	16-1516458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3846 Retsof Road, Retsof, New York	14539
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (585) 243-9510 ext. 1164

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

American Rock Salt Company LLC (the “Company”) is not required to file reports under the Securities Exchange Act of 1934, as amended. This Form 8-K is only being filed for informational purposes pursuant to the indenture governing the Company’s 9 1/2% Senior Secured Notes due 2014.

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Executive Committee of the Board of Managers of American Rock Salt Company LLC (the “Company”) has approved the appointment of Ann M. Blake as Chief Financial Officer of the Company, effective October 13, 2008. Ms. Blake succeeds Raymond R. Martel, who resigned effective October 13, 2008. Mr. Martel had served as Chief Financial Officer of the Company since November 1998.

Ms. Blake’s employment is an at will arrangement. In connection with her appointment, the Company agreed to pay Ms. Blake an annual salary of $95,000 with a discretionary annual bonus, and she will continue to participate in applicable benefit and deferred compensation plans offered by the Company to its employees generally.

Ms. Blake, 37, has served as our Controller since May 2007. In this role, she was responsible for our filings with the Securities and Exchange Commission, compliance with the Sarbanes Oxley Act of 2002, and supervision of all accounting functions. She joined the Company in 2006 as the Company’s Accounting Manager. Ms. Blake is a Certified Public Accountant and has over nine years of financial reporting and accounting experience. Prior to joining the Company, Ms. Blake was employed in the audit practice of Arthur Andersen, LLP, which she joined as an associate in 1999. Ms. Blake joined Xerox Corporation in 2003 where she held positions as Senior Analyst, Consolidations and Reporting- North America; Senior Analyst, Accounting and Internal Control and Manager of Accounting, Xerox Information Management. She holds a B.S. in Accounting from St. John Fisher College.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Salary Arrangement between the Company and Ann M. Blake effective as of October 13, 2008

SIGNATURES

The registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ROCK SALT COMPANY LLC
(Registrant)

By:	/s/ Ann M. Blake
Name:	Ann M. Blake
Title:	Chief Financial Officer
(Principal Financial Officer)

Dated: October 17, 2008

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
Exhibit 10.1	Salary Arrangement between the Company and Ann M. Blake effective as of October 13, 2008